UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

1999 BROADWAY, SUITE 3700, DENVER, COLORADO (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           In connection with the appointment of Ms. Wheat as the Principal Accounting Officer of Berry Petroleum Company (“Company”), as described below, Shawn M. Canaday will no longer be serving in such capacity.  Mr. Canaday remains the Company’s Vice President of Finance and an Assistant Secretary.

(c)           On March 16, 2010, the Company’s Board of Directors appointed Jamie L. Wheat as the Company’s Principal Accounting Officer.  Ms. Wheat, 39, has held the position of Controller since August, 2009 and served as Accounting Manager from August 2008 until July 2009.  Prior to joining the Company, Ms. Wheat was a Senior Manager in the assurance practice group of KPMG where she worked from 2001 to 2008.

Ms. Wheat will receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with her seniority and scope of responsibility. No additional compensation or equity has been awarded to Ms. Wheat in connection with this appointment.

Ms. Wheat does not have any relationship or related person transaction with the Company that would require disclosure pursuant to Item 401(d) of SEC Regulation S-K.  Ms. Wheat has no related person transaction with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K.

(e)           On March 16, 2010, the Company’s Board of Directors and the Compensation Committee adopted a Performance Share Award Program (PSAP) under the Company’s 2005 Equity Incentive Plan.  The PSAP is intended to provide an annual incentive opportunity based on the overall success of the Company over a three year period beginning in 2010 by awarding a portion of a senior executive’s long term incentive compensation in the form of performance based restricted stock unit awards.  The PSAP represents a transition from the Company’s prior practice of granting option and RSU awards based on one-year objectives to some performance share awards based on three-year objectives.  In compliance with the tax requirements for deductibility of performance-based compensation, the maximum PSAP award granted to any named executive officer (as set forth in Item 402 of Regulation S-K) is determined based on objective performance criteria.

Each award under the PSAP shall have an initial value established by the Committee at the time of the grant.  Subject to the 2005 Equity Incentive Plan and the applicable award agreement, after the applicable performance period has ended, the holder of an award shall be entitled to receive, provided that the holder is then employed by the Company (subject to certain exceptions set forth below), a payout of restricted stock units, equal to the predetermined initial value but subject to the Compensation Committee’s discretion to reduce, but not increase, any such award, as provided below.  Payment of restricted stock units earned under the PSAP, if any, shall be made in accordance with the terms and conditions of the applicable award agreement.

At its meeting, the Board and Compensation Committee established the period 2010-2012 performance target that at all times during the period, the Company must maintain an interest coverage ratio (defined as the consolidated coverage ratio from our Senior Subordinated Notes and Senior Notes, which is commonly described as EBITDA/Interest Paid) that is no less than 2.5 (Coverage Ratio Test). The Coverage Ratio Test was chosen by the Compensation Committee to be based upon controllable performance factors and to align with our shareholders’ interests. If the Company has not met the Coverage Ratio Test, no shares will be issued under the PSAP.

Assuming the Coverage Ratio Test is met, the Compensation Committee will have the discretion to reduce, but not increase, the number of awards granted under the PSAP based upon certain performance measures (PM) for the Company as a whole.  The PM is based on two equally weighted performance factors – Total Shareholder Return as compared to the peer group for years 2010 – 2012 (TSR) and compounded annual Production Growth as measured by average annual barrels of oil equivalent per day (BOE/D) (excluding acquisitions and divestitures) for years 2010-2012 (PG).  If the TSR is below the 75th percentile of the peer group or the PG is below 44,100/BOE/D, the Compensation Committee intends to reduce the number of awards proportionately.  If the TSR is below the 25th percentile of the peer group or if the PG is below 34,470 BOE/D, the Compensation Committee intends to eliminate the applicable PSAP awards.  Additionally, the Compensation Committee may adjust the PM if any of the following events occur during the relevant performance period: production gains and losses based on the purchase or sale of assets; extreme price volatility; impairment of assets and/or counterparty failures beyond management control; natural disasters; legislative actions taken which negatively affect operations or results; changes in accounting or tax rules which significantly affect outcomes; and any extraordinary, unusual or non-recurring items.

The following maximum number of restricted share units to be issued under the PSAP to the named executive officers upon the Company’s successful achievement of the Coverage Ratio Test was established as follows:

Named Executive Officer                                                                                     2010 - 2012 PSAP Award
Robert F. Heinemann                                                                                                      42,060
President and Chief Executive Officer
David D. Wolf                                                                                                      18,175
Executive Vice President and
Chief Financial Officer
Michael Duginski                                                                                                    18,776
Executive Vice President and
Chief Operating Officer
G. Timothy Crawford                                                                                                     8,261
Senior Vice President of
California Production
Daniel G. Anderson                                                                                           4,130
Vice President of Production
Rocky Mountain Region

The Compensation Committee anticipates that if the Company should achieve a TSR equal to the 50th percentile of the peer group and the PG is at 39,100 BOE/D (each a Target), then Mr. Heinemann would actually receive 24,034, Mr. Wolf would actually receive 10,386, Mr. Duginski would actually receive 10,729, Mr. Crawford would actually receive 4,721 and Mr. Anderson would actually receive 2,360 restricted share units under the PSAP.

Upon the death or disability of Mr. Heinemann, Mr. Wolf or Mr. Duginski, the award granted under the PSAP shall fully vest at the Target level and shall be paid in full. Upon the death or disability of Mr. Crawford or Mr. Anderson, or the other officers receiving PSAP awards, the award granted to such named executive officer under the PSAP shall (1) immediately vest based on the pro-rata amount of time that has lapsed since the commencement of the performance period, in this case January 1, 2010, and the date of death or disability; and (2) shall be paid in full at the Target levels.  Upon a Change in Control of the Company, as defined in the PSAP, all awards to the named executive officers shall immediately vest and shall be paid in full at the Target levels.  In the event Mr. Heinemann is involuntarily terminated without cause or terminates his employment for good reason, as set forth in his employment agreement, the award granted to him under the PSAP will be (1) fully vested, (2) paid when all other awards are paid, and (3) based on our actual performance.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 10.1.	Award Grant under the Performance Share Award Program to Robert H. Heinemann

Exhibit 10.2	Award Grant under the Performance Share Award Program to David D. Wolf

Exhibit 10.3	Award Grant under the Performance Share Award Program to Michael Duginski

Exhibit 10.4	Form of Award Grant under the Performance Share Award Program for select officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: March 18, 2010